UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Pacific Premier Bancorp, Inc.
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Pacific Premier Bancorp, Inc.
17901 Von Karman Avenue, Suite 1200
Irvine, CA 92614

SUPPLEMENT TO PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

On May 22, 2017, Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”), the parent company of Pacific Premier Bank, announced that Simone Lagomarsino, a director of the Company and Pacific Premier Bank, resigned from her position as Chair and a member of the Audit Committee of the Company’s Board of Directors (the “Board”), and as a member of the Board’s Nominating and Corporate Governance Committee. Ms. Lagomarsino’s resignation from these committees, which is effective immediately, is in response to the reported recommendations by Glass, Lewis & Co. and Institutional Shareholder Services Inc. that the Company’s stockholders withhold their vote for Ms. Lagomarsino as a director nominee at the Company’s upcoming Annual Meeting of Stockholders on May 31, 2017 because of her service on these Board committees. Although the Board has determined that Ms. Lagomarsino qualifies as “independent” for purposes of serving on the Board, the Audit Committee and the Nominating and Corporate Governance Committee pursuant to applicable Nasdaq Stock Market rules and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, and that Ms. Lagomarsino’s experience and background render her highly-qualified to serve as Chair and a member of the Audit Committee and as a member of the Board’s Nominating and Corporate Governance Committee, the Board accepted Ms. Lagomarsino’s resignation from these Board committees.
Despite her resignation from the Board’s Audit and Nominating and Corporate Governance Committees, Ms. Lagomarsino will continue to serve as a member of the Company’s Board, as well as the Board of Directors of Pacific Premier Bank.
The Board of Directors has not changed its recommendation that the stockholders vote “FOR” all of the director-nominees, including Ms. Lagomarsino. Biographical information about Ms. Lagomarsino may be found on page 7 of the definitive Proxy Statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (“SEC”) on April 27, 2017.
Important Information
The Company filed the Proxy Statement with the SEC and furnished to our stockholders that Proxy Statement in connection with the solicitation of proxies for the 2017 Annual Meeting of Stockholders. Stockholders are urged to read the Proxy Statement, as supplemented by this supplement, because it contains important information.